Exhibit 4(i)

                            AMDAHL CORPORATION
                         STOCK ISSUANCE AGREEMENT


          AGREEMENT made as of this     day of             , 199
by and between Amdahl Corporation, a Delaware corporation (the
"Corporation"), and                      , a participant
("Participant") in the Corporation's 1994 Stock Incentive Plan
(the "Plan").

I.   PURCHASE OF SHARES
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          A.   Purchase.  Participant hereby purchases, and the
               --------
Corporation hereby sells to Participant, __________ shares of the Corporation's Common Stock (the "Shares") at a purchase price of $_________ per share (the "Purchase Price") pursuant to the provisions of the Plan.

          B.   Payment.  Concurrently with the execution of this
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Agreement, Participant shall deliver to the Secretary of the
Corporation: (i) the aggregate Purchase Price payable for the Shares in cash or check payable to the Corporation's order and
(ii) a duly-executed Assignment Separate from Certificate (in the form attached hereto as Exhibit I).

          C.   Delivery of Certificates.  The certificates
               ------------------------
representing the purchased Shares shall be held in escrow by the Secretary of the Corporation in accordance with the provisions of this Agreement.

          D.   Stockholder Rights.  Until such time as the
               ------------------
Corporation actually exercises its repurchase right under this Agreement, Participant (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the purchased Shares, including the Shares held in escrow hereunder, subject, however, to the transfer restrictions of this Agreement.

II.  REPURCHASE RIGHT
     ----------------

          A.   Grant.  The Corporation is hereby granted the
               -----
right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date Participant ceases for any reason to remain in Service, to repurchase at the Purchase Price any or all of the Shares in which Participant has not acquired a vested interest in accordance with the vesting provisions of this Article (such shares to be hereinafter called the "Unvested Shares").


          For purposes of this Agreement, Participant shall be deemed to remain in SERVICE for so long as Participant continues to render periodic services to the Corporation or any subsidiary (as determined in accordance with the provisions of the Plan), whether as an employee, a non-employee member of the board of directors or an independent consultant or advisor. However, should Participant undertake a leave of absence for any reason, his or her Service shall be deemed to cease as of the commencement date of such leave, unless (i) continued vesting in the Shares during the period of such leave is specifically authorized by the Plan Administrator in writing and
(ii) Participant returns to active Service on or before the specified expiration date of such leave.

          B.   Exercise of the Repurchase Right.  The Repurchase
               --------------------------------
Right shall be exercisable by written notice delivered to the Optionee or any other Owner of the Unvested Shares prior to the expiration of the sixty (60)-day period specified above. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of the notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then the Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates, pay to the Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased.

          C.   Termination of the Repurchase Right.
               -----------------------------------

          1. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under this Article.

          2. Participant shall acquire a vested interest in the Unvested Shares, and the Repurchase Right shall accordingly lapse with respect to those Shares, in a series of five (5) equal and successive annual installments over the Optionee's continued
period of Service measured from                   , 199__.   In
no event, however, shall any additional Unvested Shares vest following the Participant's cessation of Service for any reason.

          D.   Fractional Shares.  No fractional shares shall be

               -----------------
repurchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share at the time of the Participant's cessation of Service, then such fractional share shall be added to any fractional share in which Participant is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.


          E.   Additional Shares or Substituted Securities.  In
               -------------------------------------------
the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or other property shall be made to the number of Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price payable under the Repurchase Right shall remain the same.

          F.   Corporate Transaction.  Upon the occurrence of any
               ---------------------
of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

               a.   a merger or consolidation in which the
Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

               b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation and dissolution of the Corporation, or

               c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger, the Repurchase Right shall automatically terminate in its entirety, and Participant shall immediately acquire a vested interest in all the Unvested Shares, except to the extent the Repurchase Right is expressly assigned to the successor corporation (or its parent company) in connection with the Corporate Transaction.

               To the extent the Repurchase Right remains in effect following such Corporate Transaction, the Repurchase Right shall apply to the new securities or other property (including money paid other than as a regular cash dividend) issued in exchange for the Unvested Shares in consummation of the Corporate Transaction. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price payable under the Repurchase Right shall remain the same.

III. TRANSFER RESTRICTIONS
     ---------------------

          A.   Restriction on Transfer.  Participant shall not
               -----------------------
transfer, assign, encumber or otherwise dispose of any Unvested Shares subject to the Corporation's Repurchase Right. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Unvested Shares made to Participant's spouse or issue, including adopted children, or to a trust for the exclusive benefit of Participant or Participant's spouse or issue, (ii) a transfer of title to the Unvested Shares effected pursuant to Participant's will or the laws of intestate succession following Participant's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Unvested Shares.

          B.   Restrictive Legends.  The stock certificates for
               -------------------
the Unvested Shares shall be endorsed with the following restrictive legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND
(II) REPURCHASE BY THE CORPORATION IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR PREDECESSOR IN INTEREST)
WHICH IS DATED               , 199     .  A COPY OF SUCH
AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL OFFICES.

          C.   Transferee Obligations.  Each person (other than
               ----------------------
the Corporation) to whom the Unvested Shares are transferred by means any transfer permitted under this Article must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to the Repurchase Right to the same extent such Shares would be so subject if retained by Participant.

          D.   Definition of Owner.  For purposes of this
               -------------------
Agreement, the term "Owner" shall include Participant and all subsequent holders of the Shares who derive their chain of ownership through a permitted transfer from Participant in accordance with the provisions of this Article.

IV.  ESCROW
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          A.   Deposit.  Upon issuance, the certificates for any
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Unvested Shares purchased hereunder shall be deposited in escrow with the Secretary of the Corporation to be held in accordance with the provisions of this Article. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Secretary of the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with the provisions of this Article. Upon delivery of the certificates (or other assets and securities) to the Secretary of the Corporation, the Owner shall be issued an instrument of deposit acknowledging the number of Unvested Shares (or other assets and securities) delivered in escrow.

          B.   Recapitalization.  All regular cash dividends on
               ----------------
the Unvested Shares (or on any other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class effected without the Corporation's receipt of consideration or in the event of any reorganization of the Corporation (including, without limitation, a Corporate Transaction), any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Secretary of the Corporation to be held in escrow under this Article, but only to the extent the Unvested Shares are at the time subject to such escrow requirements.

          C.   Release/Surrender.  The Unvested Shares, together
               -----------------
with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

          1. Should the Corporation (or its assignees) elect to exercise the Repurchase Right with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities attributable thereto) shall be delivered to the Corporation concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares).

          2. As the interest of Participant in the Unvested Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of this Agreement, the certificates for such vested Shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

               a. The vested Shares (or other vested assets and securities) shall be released from escrow at annual intervals, beginning one (1) year after the execution date of this Agreement.

               b.Upon Participant's cessation of Service, any escrowed Shares (or other assets or securities) in which Participant is at the time vested shall be promptly released from escrow.

               c.   Upon any earlier termination of the
Repurchase Right in accordance with the applicable provisions of this Agreement, any Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully vested securities or other property.

V.   SPECIAL TAX ELECTION
     --------------------

          A.   Section 83(b) Election.  Participant shall be
               ----------------------
subject to income taxation with respect to the Unvested Shares in accordance with the applicable tax principles of Section 83 of the Internal Revenue Code (the "Code"). Participant accordingly understands that there will be no taxation of the Unvested Shares at the time of their purchase under this Agreement, but as the Repurchase Right with respect to such Unvested Shares lapses in increments over Participant's period of Service, the excess of the fair market value of the Shares which vest on each such lapse date over the Purchase Price paid for such shares will be reportable as current ordinary income and will be subject to applicable tax withholding requirements. Participant understands, however, that he or she may elect under Code Section 83(b) to be taxed at the time the Unvested Shares are purchased under this Agreement, rather than when and as the Repurchase Right lapses with respect to those Unvested Shares. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Unvested Shares purchased under this Agreement is at that time equal to the Purchase Price paid for such shares (and thus no taxable income is recognized), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY PARTICIPANT AS THE REPURCHASE RIGHT LAPSES WITH RESPECT TO THE UNVESTED SHARES PURCHASED HEREUNDER.

          B.   FILING RESPONSIBILITY.  PARTICIPANT ACKNOWLEDGES
               ---------------------
THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF.

VI.  GENERAL PROVISIONS
     ------------------

          A.   Assignment.  The Corporation may assign its
               ----------
Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

          B.   No Employment or Service Contract.  Nothing in
               ---------------------------------
this Agreement or in the Plan shall confer upon Participant any right to continue in the Service of the Corporation (or any subsidiary corporation of the Corporation employing or retaining Participant) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such subsidiary) or Participant, which rights are hereby expressly reserved by each, to terminate Participant's Service at any time for any reason whatsoever, with or without cause.

          C.   Notices.  Any notice required in connection with
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(i) the Repurchase Right or (ii) the disposition of any Unvested
Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days prior written notice under this paragraph to the other party to this Agreement.

          D.   No Waiver.  The failure of the Corporation (or its
               ---------
assignees) in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.


          E.   Cancellation of Shares.  If the Corporation (or
               ----------------------
its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Unvested Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such Unvested Shares are to be repurchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such Shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such Shares, whether or not the certificates therefor have been delivered as required by this Agreement.

VII. MISCELLANEOUS PROVISIONS
     ------------------------

          A.   Participant Undertaking.  Participant hereby
               -----------------------
agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Shares pursuant to the express provisions of this Agreement.

          B.   Agreement is Entire Contract.  This Agreement
               ----------------------------
constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

          C.   Governing Law.  This Agreement shall be governed
               -------------
by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws provisions.

          D.   Successors and Assigns.  The provisions of this
               ----------------------
Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant and Participant's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

          D.   Counterparts.  This Agreement may be executed in
               ------------
one or more counterparts. Each such counterpart shall be deemed to be an original and all such counterparts shall together constitute one and the same instrument.



          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


          AMDAHL CORPORATION


          By:


          Title:


          Address:





          PARTICIPANT

          Address:

                                 EXHIBIT I

                   ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED                         hereby sell(s),
assign(s) and transfer(s) unto Amdahl Corporation (the
"Corporation"),                         (       ) shares of the
Common Stock of the Corporation standing in
name on the books of the Corporation represented by Certificate
No.                     herewith and do hereby irrevocably
constitute and appoint                                 Attorney
to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

          Signature









INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise its Repurchase Right set forth in the Agreement without requiring additional signatures on the part of Participant.

                                EXHIBIT II

                        SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal
Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)  The taxpayer who performed the services is:

     Name:
     Address:
     Taxpayer Ident. No.:

(2)  The property with respect to which the election is being
made is              shares of the common stock of Amdahl
Corporation.

(3)  The property was issued on              , 199  .

(4) The taxable year in which the election is being made is the calendar year 199 .

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. Such repurchase right will lapse in a series of equal annual installments over a five (5)-year
period beginning on       , 199   and ending on             , 199
.

(6)  The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which
by its terms will never lapse) is $               per share.

(7)  The amount paid for such property is $___________ per share.

(8) A copy of this statement was furnished to Amdahl Corporation for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed as of:                 , 199   .



Spouse (if any)                    Taxpayer

This form must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns. The filing must be made within 30 days after the execution date of the Stock Issuance Agreement and should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.